CERTIFICATE OF AMENDMENT
                          OF
                   KOPP FUNDS, INC.


     The undersigned, the duly elected Secretary of Kopp Funds, Inc., a Minnesota corporation (the
"Corporation"), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by consent of the Board of Directors of the Corporation pursuant to Chapter 302A of the Minnesota
Statutes on September 5, 1997:

        Increase in the Number of Authorized Shares

     WHEREAS, the total number of authorized shares of the Corporation is ten billion (10,000,000,000), all of which shares are common shares, par value $0.01 per share, as set forth in the Corporation's Articles of Incorporation (the "Articles");

     WHEREAS, all such shares have been designated in the Articles as Common Stock consisting of a single class; and

     WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to increase the total number of authorized shares of the Corporation.

     NOW, THEREFORE, BE IT RESOLVED, that the total number of authorized shares of the Corporation is hereby increased by ninety billion (90,000,000,000) shares, from ten billion (10,000,000,000) shares to one hundred billion (100,000,000,000) shares, all of which shares shall be common shares, $0.01 par value per share.

      BE  IT FURTHER RESOLVED, that the officers of the
Corporation are hereby authorized and directed to  file
with  the office of the Secretary of State of Minnesota
Articles  of Amendment, or such other similar document,
setting  forth  the  text  of  these  resolutions,   as
required  by Section 302A.139 of the Minnesota Business
Corporation Act.

   Designation of Class A Series A and Series I Common Shares

     WHEREAS, pursuant to Article III of the Articles, the common shares of the Corporation may be classified by the Board of Directors into one or more classes with such relative rights and preferences as shall be stated or expressed in a resolution or resolutions providing for the issue of any such class as may be adopted from time to time by the Board of Directors of the Corporation; and

     WHEREAS, pursuant to Article III of the Articles, the common shares of the Corporation may be further classified by the Board of Directors into one or more series with such relative rights and preferences as shall be stated or expressed in a resolution or resolutions providing for the issue of any such series as may be adopted from time to time by the Board of Directors of the Corporation.

     NOW, THEREFORE, BE IT RESOLVED, that of the one hundred billion (100,000,000,000) authorized and undesignated common shares of the Corporation, ten billion (10,000,000,000) shares are hereby designated as Class A Common Shares, and the remaining ninety billion (90,000,000,000) authorized common shares shall remain undesignated as to class and series.

     BE IT FURTHER RESOLVED, that of the ten billion
(10,000,000,000) shares designated as Class A Common
Shares, three billion (3,000,000,000) shares are hereby designated as Class A, Series A Common Shares, three billion (3,000,000,000) shares are hereby designated as Class A, Series I Common Shares, and the remaining four billion (4,000,000,000) Class A Common Shares shall remain undesignated as to series.

     BE IT FURTHER RESOLVED, that the Class A, Series A
Common Shares and the Class A, Series I Common Shares designated by these resolutions shall have the relative rights and preferences set forth in Article VI of the Articles.

     BE IT FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to file with the office of the Secretary of State of Minnesota a Certificate of Designation, or such other similar document, setting forth the relative rights and preferences of the Class A, Series A Common Shares and the Class A, Series I Common Shares designated hereby, as required by Section 302A.401, Subd. 3(b) of the Minnesota Business Corporation Act.


     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on behalf of the Corporation this 8th day of September, 1997.



                                   /s/ Kathleen S. Tillotson
                                   --------------------------------
                                   Kathleen S. Tillotson, Secretary

This instrument was drafted by:

Dennis F. Connolly
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin  53202